As filed with the Securities and Exchange Commission on April 30, 1999
                                                              File No. 811-8578


===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM N-1A
                             REGISTRATION STATEMENT
                                      UNDER
                       THE INVESTMENT COMPANY ACT OF 1940
                                 Amendment No. 6
                             ADVISERS MANAGERS TRUST
             (Exact Name of the Registrant as Specified in Charter)
                                605 Third Avenue
                          New York, New York 10158-0180
                    (Address of Principal Executive Offices)

                         Registrant's Telephone Number,
                       including area code: (212) 476-8800

                           Lawrence Zicklin, President
                             ADVISERS MANAGERS TRUST
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180
                     (Name and Address of agent for service)
                                   Copies to:

                             Jeffrey S. Puretz, Esq.
                             DECHERT PRICE & RHOADS
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

         This Registration Statement is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may currently be made only by regulated investment companies, insurance company separate accounts, and certain qualified pension and retirement plans. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                     Part A


         Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B.2.(b) of the General Instructions to Form N-1A.

         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 30 to the Registration Statement of Neuberger Berman Advisers Management Trust ("NB Trust") (1933 Act File No. 2-88566, 1940 Act File No. 811-4255, EDGAR accession No. 0000891554-99-000822), as filed with the
Securities and Exchange Commission (the "Commission") on April 28, 1999 (the "NB Trust Registration Statement"). Part A of the NB Trust Registration Statement includes the joint prospectus of NB Trust ("Joint Prospectus") and the separate prospectuses for each of the portfolios of NB Trust, each of which invest in a master fund that is a series of Advisers Managers Trust.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks

         Advisers Managers Trust (the "Trust") is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated May 24, 1994, as amended. Beneficial interests in the Trust are divided into nine separate subtrusts or "series", each having a distinct investment objective, policies and limitations: AMT Balanced Investments, AMT Growth Investments, AMT Limited Maturity Bond Investments, AMT Liquid Asset Investments, AMT Partners Investments, AMT International Investments, AMT Mid-Cap Growth Investments, AMT Guardian Investments and AMT Socially Responsive Investments (each a "Series"). The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

         Information on each Series' investment objective, how each Series intends to achieve its investment objective, each Series' principal investment strategies, the kinds of securities in which each Series principally invests, other investment practices of each Series, and risk factors associated with investments in each Series is incorporated herein by reference from the sections entitled "Goal & Strategy," "Main Risks" and the sidebar "Other Risks" in the Joint Prospectus at pages 2-3 (AMT Balanced Investments), pages 6-7 (AMT Growth Investment), pages 10-11 (AMT Guardian Investments), pages 14-15 (AMT Mid-Cap Growth Investments, pages 18-19 (AMT Partners Investments), pages 22-23 (AMT Socially Responsive Investments), pages 25-26 (AMT International Investments), pages 28-29 (AMT Limited Maturity Bond Investments) and pages 32-33 (AMT Liquid Asset Investments) and the "Euro and Year 2000 Issues" sidebar at page 38. Additional investment techniques, features, and limitations concerning each Series' investment program are described in Part B of this Registration Statement.

Item 6.  Management, Organization and Capital Structure

         Neuberger Berman Management Inc. ("NB Management") serves as the investment manager, and Neuberger Berman, LLC serves as the sub-adviser, of each Series. The address of NB Management and Neuberger Berman, LLC is 605 Third Avenue, 2nd Floor, New York, NY 10158-0180.

         The following list identifies the specific sections and subsections of the Joint Prospectus under which the information required by Item 6 of Form N-1A may be found; each listed section is incorporated herein by reference.

================================================================================
Item 6(a)(1)   Page  1,  "Portfolio  Management" section; "Financial Highlights:
               Management" sidebar (pages 5, 9, 13, 17, 21, 31 and 35) (except with respect to AMT Socially Responsive and International Investments) and "Performance of a Similar Fund: Management" sidebar on pages 24 and 27 (with respect to AMT International and Socially Responsive Investments)
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
Item 6(a)(2) "Financial Highlights: Management" sidebar (pages 5, 9, 13, 17, 21, 31 and 35) (except with respect to AMT Socially Responsive and International Investments) and "Performance of a Similar
               Fund: Management" sidebar on pages 24 and 27 (with respect to AMT International and Socially Responsive Investments)
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
Item 6(a)(3)   Not applicable.

         Each investor in a Series will be liable for all obligations of that Series. However, the risk of an investor in a Series incurring financial loss beyond the amount of its investment on account of such liability would be limited to circumstances in which the Series had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of a Series, investors would be entitled to share pro rata in the net assets of the Series available for distribution to investors.

         Investments in a Series may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Series or, with approval of the Trustees, of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. Each Series' NAV is determined each day the New York Stock Exchange ("NYSE") is open for trading ("Business Day"). This determination is made once during each Business Day for each Series as of the close of regular trading on the NYSE, usually 4:00 p.m., Eastern time (a "Valuation Time").

Item 7.  Shareholder Information

         Information on the time and method of valuation of each Series' assets is incorporated herein by reference from the section entitled "Your Investment:
Share  Prices"  and  the  sidebar  "Share  Price   Calculations"  in  the  Joint
Prospectus.

         Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1993 Act. Investments in the Series may be made only by regulated investment companies, insurance company separate accounts, and certain qualified pension and retirement plans. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no minimum initial or subsequent investment in a Series. However, because each Series intends at all times to be as fully invested as is reasonably practicable, investments in a Series must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Series at any time or to reject any investment order.

         At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Series will be determined by multiplying the Series' NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Series. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Series then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Series as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Series' aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Series as of the Valuation Time on the following Business Day.

         An investor in a Series may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Series. The proceeds of a withdrawal will be paid by the Series in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

         The Series reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Series as a group, a Series will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

         Investments in the Series may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

         The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

         A Series' net income consists of (1) all accrued interest, including earned discount (both original issue and market discount), dividends, and other income, including any net realized gains or losses on the Series' assets, less
(2) all actual and accrued expenses of the Series, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Series' net income is allocated pro rata among the investors in the Series. A Series' net income generally is not distributed to the investors in the Series, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in the Series.

         Under the current method of the Series' operations, investors are not subject to any income tax. However, each investor in a Series is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Series' ordinary income and capital gain. It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in a Series will be able to satisfy the requirements of Subchapter M and Section 817 of the Code and the regulations thereunder, assuming that the investor invested all of its assets in a Series. See Part B for a discussion of the foregoing tax matters and certain other matters.

Item 8.  Distribution Agreements

         All investments in the Series are made without a sales load, at the NAV next determined after an order is received by the Series. The Series have no Rule 12b-1 plan.

         Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section entitled "Your Investment - Portfolio Structure" in the Joint Prospectus.


                                     PART B

         Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given to them in Part A of this Registration Statement.

         Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to the NB Trust Registration Statement. Part B of the NB Trust Registration Statement ("Part B") includes the joint Statement of Additional Information of NB Trust.

         Item 10.   Cover Page and Table of Contents

                  Information regarding the Trust, as included in Part B, is incorporated herein by reference to the Front Cover Page in the NB Trust Part B.

         Fund History.........................................................1

         Description of the Fund and Its Investments and Risks................1

         Management of the Trust..............................................1

         Control Persons and Principal Holders of Securities..................2

         Investment Management and Other Services.............................2

         Brokerage Allocation and Other Practices.............................3

         Capital Stock and Other Securities...................................3

         Purchase, Redemption and Pricing of Securities.......................4

         Tax Status...........................................................4

         Underwriters.........................................................4

         Calculation of Performance Data .....................................4

         Financial Statements.................................................4

         Item 11.  Fund History

         The Trust was organized under the laws of the State of New York pursuant to a Declaration of Trust dated May 24, 1994.

         Item 12.  Description of the Fund and Its Investments and Risks

         The Trust is a diversified, no-load, open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Series. This section supplements the discussion in Part A of the investment strategies and risks of the Series.

         Further information on each Series' investment strategies and risks and fundamental and non-fundamental policies and/or investment limitations, temporary defensive positions and portfolio turnover, as well as other information on each Series' investment program, is incorporated herein by reference to the section entitled "Investment Information" in the NB Trust Part B (in particular, the introduction thereto and the subsections entitled "Investment Policies and Limitations"; "Temporary Defensive Positions"; "Investment Insight"; and "Additional Investment Information". "Certain Risk Considerations" and "Portfolio Turnover" in the NB Trust Part B are also incorporated herein by reference).

         Item 13.  Management of the Trust

         Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other Neuberger Berman Funds(R), is incorporated herein by reference to the section entitled "Trustees and Officers" in the NB Trust Part B.

         The following table sets forth information concerning the compensation of Trustees of the Trust. None of the Neuberger Berman Funds has any retirement plan for its trustees or officers.

                               COMPENSATION TABLE



Name of Person                               Aggregate Compensation From          Total Compensation from Trust and
and Position                                 Trust(1)                             Fund Complex Paid to Trustee(1)
-------------------------------------------- ------------------------------------ -----------------------------------
Stanley Egener, Chairman and Trustee         None                                 None(2)
Faith Colish, Trustee                        $16,125                              $82,750(3)
Walter G. Ehlers, Trustee                    $15,750                              $31,000(4)
Leslie A. Jacobson, Trustee                  $13,750                              $27,500(4)
C. Anne Harvey, Trustee                      $12,087                              $24,167
Robert M. Porter, Trustee                    $16,500                              $33,000(4)
Ruth E. Salzmann, Trustee                    $15,250                              $30,500(4)
Peter P. Trapp, Trustee                      $15,000                              $30,000(4)
Lawrence Zicklin, President  and Trustee     None                                 None(3)

(1)......For the period from January 1 through December 31, 1998.
(2)......Nine other investment companies.
(3)......Five other investment companies.
(4)......One other investment company.


         Item 14.  Control Persons and Principal Holders of Securities

         As of April 30, 1999, each operational Series could be deemed to be under the control of a corresponding series of Neuberger Berman Advisers Management Trust ("NB Trust"), a Delaware business trust. As of April 30, 1999, NB Trust, through its portfolios ("Portfolios") was the owner of 100% of the value of the outstanding interests in the Trust and each operational Series thereof. Any investor owning more than 50% of the value of the outstanding interests in a Series may take actions without the approval of any other investor who invests in the Series.

         Shares of beneficial interest in NB Trust are offered to life insurance companies for allocation to certain of their separate accounts established for the purpose of funding variable annuity contracts and variable life insurance policies. Shares of beneficial interest in the Balanced Portfolio of NB Trust are also offered directly to qualified pension and retirement plans.

         NB Trust has informed the Trust that whenever one of its Portfolios is requested to vote on a matter pertaining to a Series, the Portfolio affected will hold a meeting of its shareholders and will vote its interest in the Series in proportion to the votes cast by the respective Portfolio's shareholders. It is anticipated that other registered investment companies investing in any Series will follow the same or a similar practice, although, as of April 30, 1999, there were no other investors in the Series.

         Information about the holders of securities of the Portfolios of NB Trust is incorporated herein by reference to the section entitled "Control Persons and Principal Holders of Securities" in the NB Trust Part B.

         The address of NB Trust is 605 Third Avenue, 2nd Floor, New York, NY 10158-0180.

         Item 15.  Investment Management and Other Services

         Information on the investment management and other services provided for or on behalf of each Series is incorporated herein by reference to the sections entitled "Investment Management, Advisory and Administration Services", "Trustees and Officers", "Custodian and Transfer Agent", "Independent Auditors", and "Legal Counsel" in the NB Trust Part B. The following list identifies the specific sections in the Part B under which the information required by Item 15 of Form N-1A may be found; each listed section is incorporated herein by reference.

         Item 15(a)   Investment Management, Advisory and Administration
                      Services

         Item 15(b)   Not applicable

         Item 15(c)   Not applicable

         Item 15(d)   Not applicable

         Item 15(e)   Not applicable

         Item 15(f)   Not applicable

         Item 15(g)   Not applicable

         Item 15(h)   Custodian and Transfer Agent; Independent Auditors

         The total management fees accrued by each Series of the Trust and payable to NB Management for the years ended December 13, 1996, 1997, and 1998 are as follows:

                                                           1996               1997              1998
                                                           -------            ----              ----


         AMT Balanced Investments                          $1,425,077         $1,554,602        $ 1,418,336
         AMT Liquid Asset Investments                      $   98,887         $   91,752        $    96,793
         AMT Partners Investments                          $3,295,383         $9,277,108        $13,672,777
         AMT Limited Maturity Bond  Investments            $1,611,437         $1,642,678        $ 1,726,341
         AMT Growth Investments                            $4,704,750         $5,336,566        $ 4,754,721
         AMT Guardian Investments                          $    --            $      397        $   308,524
         AMT Mid-Cap Growth Investments                    $    --            $      681        $   114,303
         AMT Socially Responsive Investments               $    --            $    --           $    --
         AMT International Investments                     $    --            $    --           $    --

         Item 16. Brokerage Allocation and Other Practices

         A description of each Series' brokerage  allocation and other practices
is  incorporated   herein  by  reference  to  the  section  entitled  "Portfolio
Transactions" in the NB Trust Part B.

         Item 17.  Capital Stock and Other Securities

         The Trust issues shares of beneficial interest. Investments in the Series have no preemptive or conversion rights and are fully paid and non-assessable by the Trust. Each investor in a Series is entitled to participate equally in the Series' earnings and assets and to vote in proportion to the amount of its investment in the Series.

         Each investor in a Series is entitled to a vote in proportion to the amount of its investment therein. Investors in the Series will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Series could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Series, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or
(2) investors holding at least 10% of the interests in a Series (if the meeting relates solely to that Series), or investors holding at least 10% of the interests in the Trust (if the meeting relates to the Trust and not specifically to a Series) requests in writing a meeting of investors. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing singed by a specified number of investors.

         The Trust, with respect to a Series, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a 1940 Act majority vote. A Series may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors, or (2) by the Trustees on written notice to the Series' investors.

         The Trust is organized as a trust under the laws of the State of New York. Investors in a Series will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Series, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which the Series had inadequate insurance and was unable to meet its obligations out of its assets.

          The Declaration of Trust further provides that obligations of a Series are not binding upon the Trustees individually but only upon the property of the Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         Upon liquidation or dissolution of any Series, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

         Item 18. Purchase, Redemption and Pricing of Securities

         Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A.

         Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by AMT Liquid Asset Investments is incorporated herein by reference to the section entitled "Additional Purchase and Redemption Information - Share Prices and Net Asset Value" in Part B.

         Futures contracts are marked to market daily, and options thereon are valued at their latest sale price on the applicable exchange prior to pricing. If, for any such option, there is no sale on that day prior to pricing, it is valued at its bid price at that time; except that, if NB Management believes that bid price does not accurately reflect the option's value at the time of pricing, it is valued at fair value, as determined in accordance with procedures approved by the Trustees. All other securities and assets, including illiquid securities, are valued in good faith in a manner designed to reflect their fair value, in accordance with procedures approved by the Trustees.

         Item 19. Tax Status

         Information on taxation of the Series is incorporated herein by reference to the section entitled "Additional Tax Information -- Taxation of the Series" in Part B, substituting for "Portfolio" whenever used therein either "investor in a Series" or "RIC investor" (i.e., an investor in a Series that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

         Item 20. Underwriters

         NB Management, 605 Third Avenue, New York, New York 10158-0180, a New York corporation that is the Series' investment manager, serves as the Trust's placement agent on a best efforts basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Series are issued continuously.

         Item 21. Calculation of Performance Data

         Not applicable.

         Item 22.  Financial Statements

         The audited financial statements, notes to the audited financial statements, and reports of the independent auditors for the fiscal year ended December 31, 1998 for Advisers Managers Trust (with respect to AMT Balanced Investments, AMT Growth Investments, AMT Guardian Investments, AMT Limited Maturity Bond Investments, AMT Liquid Asset Investments, AMT Mid-Cap Growth Investments and AMT Partners Investments) are incorporated into this Part B by reference to the annual reports to shareholders of Neuberger Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255) for the fiscal year ended December 31, 1998.

                              RATINGS OF SECURITIES

A description of corporate bond and commercial paper ratings is incorporated herein by reference to "Appendix A --Ratings of Securities" in Part B.

                             ADVISERS MANAGERS TRUST

                          AMENDMENT NO. 6 ON FORM N-1A

                                     PART C

                                OTHER INFORMATION



Item 23.  Exhibits

           Exhibit
           Number                Description

           (a)          (1)      Amended and Restated Declaration of Trust of
                                 Registrant.  Incorporated by reference to
                                 Amendment  No. 1 to  Registrant's Registration
                                 Statement (File No. 811-8578, EDGAR accession
                                 No. 0000912057-96-007299).

                        (2) Establishment and Designation of new series of Registrant and Schedule A identifying series of Registrant. Filed herewith.

                        (3) Amendment to the Registrant's Declaration of Trust. Incorporated by reference to Amendment No. 4 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-98-000130).

           (b)          (1)      By-laws  of  Registrant.  Incorporated  by
                                 reference  to Amendment  No. 1 to  Registrant's
                                 Registration   Statement  (File  No.  811-8578,
                                 EDGAR accession No.
                                 0000912057-96-007299).

                        (2) Amendment to the Registrant's By-laws. Incorporated by reference to Amendment No. 4 to Registrant's Registration Statement
                                 (File No. 811-8578, EDGAR accession No.
                                 0000943663-98-000130).

                        (3)      Voting Trust Agreement. None.

            (c)         (1)      Trust Instrument of Registrant, Article
                                 IX, X. Incorporated by reference to Amendment
                                 No. 1 to Registrant's Registration Statement
                                 (File No. 811-8578, EDGAR accession No.
                                 0000912057-96-007299).

                        (2) By-laws of Registrant, Articles V, VI and VIII. Incorporated by reference to Amendment No. 1 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession
                                 No. 0000912057-96-007299).

           (d)          (1)      Management Agreement between Registrant and
                                 Neuberger Berman Management Incorporated.
                                 Incorporated by reference to Post-Effective
                                 Amendment No. 22 to the Registration Statement of Neuberger Berman Advisers Management Trust
                                 (File Nos. 2-88566 and 811-4255, EDGAR
                                 accession No. 0000943663-97-0000091).

                        (2)      Sub-Advisory Agreement between
                                 Neuberger Berman Management Incorporated and
                                 Neuberger Berman with respect to Registrant.
                                 Incorporated by reference to Post-Effective
                                 Amendment No. 22 to the Registration Statement of Neuberger Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR
                                 accession No. 0000943663- 97-0000091).

                        (3) Substitution Agreement among Neuberger Berman Management Inc., Registrant, Neuberger Berman, L.P. and Neuberger Berman, LLC. Incorporated by reference to Post-Effective Amendment No. 22 to the Registration Statement of Neuberger Berman Advisers Management Trust
                                 (File Nos. 2-88566 and 811-4255, EDGAR
                                 accession No. 0000943663-97-0000091).

                        (4)      Schedule   designating   Series  of  Registrant
                                 subject to the Management Agreement. Incorporated by reference to Post-Effective Amendment No. 28 to the Registration Statement of Neuberger Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR
                                 accession No. 0000943663-98-000266).

                        (5) Schedule designating Series of Registrant subject to the Sub-Advisory Agreement. Incorporated by reference to Post-Effective Amendment No. 28 to the Registration Statement of Neuberger Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR
                                 accession No. 0000943663-98- 000266).

           (e)                   Distribution Agreement.  None.

           (f)                   Bonus, Profit Sharing or Pension Plans.  None

           (g)          (1)      Custodian Contract between Registrant and State
                                 Street Bank and Trust Company. Incorporated by reference to Amendment No. 1 to Registrant's
                                 Registration Statement (File No. 811-8578,
                                 EDGAR accession No. 0000912057-96-007299).

                        (2) Letter Agreement adding AMT International Investments of Registrant to the Custodian Contract. Incorporated by reference to Amendment No. 2 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-97-000103).

                        (3) Schedule A to Custodian Contract designating approved foreign banking institutions and securities depositories. Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement of Neuberger Berman Advisers Management Trust (File No. 2-88566 and 811-4255, EDGAR accession
                                 No. 0000891554-99-000822).

                        (4) Custodian Fee Schedule. Incorporated by reference to Amendment No. 2 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-97-000103).

                        (5) Form of Letter Agreement adding AMT Socially Responsive Investments to the Custodian Contract and Transfer Agency Agreement. Incorporated by reference to Amendment No. 5 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-98-
                                 000268).

                        (6) Form of Letter Agreement adding AMT Mid-Cap Growth Investments and AMT Guardian Investments to the Custodian Contract and Transfer Agency Agreement. Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-97-000260.)

                        (7) Schedule designating Series of Registrant subject to Custodian Contract. Incorporated by reference to Amendment No. 5 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-98-000268).

           (h)          (1)      Transfer Agency Agreement between Advisers
                                 Managers Trust and State Street Bank and Trust
                                 Company. Incorporated by reference to
                                 Amendment No. 1 to Registrant's Registration
                                 Statement (File No. 811-8578, EDGAR accession
                                 No. 0000912057-96-007299).

                        (2) Letter Agreement adding AMT International Investments of Registrant to the Transfer Agency Agreement. Incorporated by reference to Amendment No. 2 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-97-000103).

                        (3) Form of Fund Participation Agreement. Incorporated by reference to Post-Effective Amendment No. 22 to the Registration Statement of Neuberger Berman Advisers Management Trust (File Nos. 2-88566 and 811-4255, EDGAR
                                 accession No. 0000943663-97-0000091).

                        (4) Schedule designating the Series of Registrant subject to the Transfer Agency Agreement. Incorporated by reference to Amendment No. 5 to Registrant's Registration Statement (File No. 811-8578, EDGAR accession No. 0000943663-98-
                                 000268).

           (i)                   Opinion and Consent of Dechert Price & Rhoads.
                                 None.

           (j)                   Opinion and Consent of Independent Auditors.
                                 None.

           (k)                   Financial Statements Omitted from Prospectus.
                                 None

           (l)                   Letter of Investment Intent.  None.

           (m)                   Form of Distribution Plan Pursuant to Rule
                                 12b-1.  None.

           (n)                   Financial Data Schedules.  Filed herewith.

           (o)                   Rule 18f-3 Plan. None.


         Item 24. Persons Controlled By or Under Common Control with Registrant

                  Not applicable.

Item 25.  Indemnification

          A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

         Pursuant to Article V, Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution inter se in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, not shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

         Section 9 of the Management Agreement between the Registrant and Neuberger Berman Management Incorporated ("NB Management") provides that neither NB Management nor any director, officer or employee of NB Management performing services for any series of the Registrant (each a "Series") at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a Series in connection with any matter to which the Agreement relates; provided, that nothing in the Agreement shall be construed (i) to protect NB Management against any liability to the Registrant or a Series thereof or its interest holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of NB Management's duties, or by reason of NB
Management's reckless disregard of its obligations and duties under the Agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a Trustee or officer of the Registrant against any liability to the Registrant or a Series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

         Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger Berman, LLC ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the Agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any Series of the Registrant or its interest holders in connection with the matters to which the Agreement relates.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 26.  Business and Other Connections of Adviser and Sub-Adviser

         Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management and each principal of the Sub-Adviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference to Item 26 in Part C of the NB Trust Registration Statement.

Item 27.  Principal Underwriters

          Not applicable.

Item 28.  Location of Accounts and Records

         All accounts,  books and other  documents  required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Declaration of Trust and Bylaws, minutes of meetings of the Registrant's Trustees and shareholders and the Registrant's policies and contracts, which are maintained at the offices of Registrant, 605 Third Avenue, New York, New York 10158.

Item 29.  Management Services

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.  Undertakings

          None.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 6 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York on the 26th day of April, 1999.

                                                 ADVISERS MANAGERS TRUST



                                        By:      /s/ Lawrence Zicklin
                                                 Lawrence Zicklin
                                                 President, Trustee and
                                                 Principal Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                      FILED
                                      WITH

                                 AMENDMENT NO. 6

                                     TO THE
                             REGISTRATION STATEMENT

                                       OF

                             ADVISERS MANAGERS TRUST

                                INDEX TO EXHIBITS
                              (for Amendment No. 6)


      Exhibit No
      Under Part C
      of Form N-1A                   Name of Exhibit

      (n)                            Financial Data Schedules.